Exhibit 10.8

THIS AMENDED AND RESTATED NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS AMENDED AND RESTATED NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE AMENDED AND RESTATED NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE AMENDED AND RESTATED NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 3355 BEE CAVES ROAD, SUITE 608, AUSTIN, TX 78746.

THIS AMENDED AND RESTATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS AMENDED AND RESTATED NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE MAKER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

SECURED CONVERTIBLE

AMENDED AND RESTATED

ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

Principal Amount: $4,400,000	September 3, 2021

Loan Amount: $4,000,000

FOR VALUE RECEIVED, on the September 3, 2021 (the “Funding Date”), the undersigned, Victory Oilfield Tech, Inc. (formerly Victory Energy Corporation), a Nevada corporation (the “Maker”), promises to pay to the order of Visionary Private Equity Group I, LP, a Missouri limited partnership, or its assigns (collectively, the “Holder”), the principal sum of Four Million Four Hundred Thousand Dollars ($4,400,000) (the “Principal Amount”), in lawful money of the United States, together with all costs and expenses due hereunder calculated in the manner hereinafter set forth in this Amended and Restated Secured Convertible Original Issue Discount Promissory Note (the “Note”).

This Note is being issued in connection with the entry by the Maker and the Holder into a Loan Agreement, dated April 10, 2018 (as amended from time to time, the “Loan Agreement”) and is being secured by the security interest granted by the Maker to the Holder pursuant to Section 4 of this Note. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Loan Agreement.

1. Term; Original Issue Discount; Payments

(a) The term of this Note is from the Funding Date until August 1, 2022; provided, however, that upon written notice from the Holder to the Maker following the closing of a Private Placement, the Holder may demand immediate full repayment of all obligations under this Note (the “Maturity Date”). The Maturity Date may be extended by a written agreement between the Holder and the Maker.

(b) This Note is being issued at an original issue discount of ten percent (10%). No additional interest (other than Default Interest (as defined below)) shall accrue hereon. This Note has been issued with “original issue discount” for U.S. Federal income tax purposes. The Maker will make available to any holder of this note: (1) the issue price and issue date of the Note, (2) the amount of original issue discount on the Note, (3) the yield to maturity of the Note, and (4) any other information required to be made available by U.S. Treasury Regulations upon receiving a written request for such information at the following address: 3355 Bee Caves Road, Suite 608, Austin, TX 78746.

(c) The Maker shall pay to the Holder the unpaid Principal Amount in full on the Maturity Date.

2. Acceleration and Events of Default

In the event that any of the following (each, an “Event of Default”) shall occur:

(a) The Maker shall default in the payment of the Principal Amount of this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) The Maker shall default in any material manner in the observance or performance of any covenants or agreements set forth in this Note or the Loan Agreement (all as may be amended, restated, extended, supplemented or otherwise modified from time to time, herein collectively called, the “Loan Documents”); or

(c) The Maker shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Maker or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Maker or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Maker, and, if such case or proceeding is not commenced by the Maker or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Maker or shall result in the entry of an order for relief;

then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 2(a) or 2(b) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Maker from the Holder, then the Holder shall have the right to declare all obligations of the Maker under this Note to become immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 2(c) above occurs, the principal amount of this Note shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

Upon the occurrence of an Event of Default, interest upon the unpaid Principal Amount shall begin to accrue at a rate equal to the lesser of (a) eight (8) percent per annum or (b) the maximum interest rate allowed from time to time under applicable law (“Default Interest Rate”), and shall continue at the Default Interest Rate until the Event of Default is cured or full payment is made of the unpaid Principal Amount. If any judgment is rendered in favor of the Holder against the Maker, said judgment shall bear interest at the Default Interest Rate or the maximum rate permitted by applicable law from time to time, in effect as of the date of this Note.

3. Prepayment Without Penalty

Maker shall have the right at any time to prepay, in whole or in part, the Principal Amount without penalty, subject to the qualification, however, that no partial prepayment of the Principal Amount shall in any way release, discharge or affect the obligation of the Maker to make full payment in the amount of the balance of said Principal Amount on the Maturity Date. If Maker desires to prepay this Note, Maker shall provide the Holder with reasonable advance written notice such that Holder will have the opportunity to convert this Note in accordance with Section 5 hereof prior to any such prepayment.

4. Security Agreement

(a) Grant of Security Interest. To secure the prompt repayment of each and all of the obligations of the Maker hereunder to the Holder and its assigns, the Maker hereby pledges, grants, assigns and transfers to the Holder and its assigns a continuing lien on and security interest in and to all of the following property of the Maker (collectively the “Collateral”):

(i) All accounts, accounts receivable, contract rights, general intangibles related to or arising from any account, debit balances, note, documents, chattel paper, instruments, acceptances, drafts or other forms of obligations and receivables of the Maker arising from the sale or lease of inventory or rendition of services by the Maker, or on behalf of the Maker, in the ordinary course of its business or otherwise (all of the foregoing being herein collectively called “Accounts”), whether or not the same are listed on any schedules, assignments or reports furnished to the Holder from time to time, whether such Accounts are now existing or are created at any time hereafter, and all proceeds therefrom including without limitation, proceeds of insurance thereon and all guaranties, securities, and liens which the Maker may hold for the payment of any Accounts, including without limitation, all rights of stoppage in transit, replevin and reclamation and all other rights and remedies of unpaid vendor or lienor, and any liens held by the Maker as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan, or otherwise.

(ii) All documents, instruments, documents of title, policies and certificates of insurance, guaranties, securities, chattel paper, deposits, proceeds of insurance, cash, liens or other property relating to Accounts and owned by the Maker or in which the Maker has an interest, which are now or may hereafter be in the possession of the Maker or as to which the Maker may now or hereafter control possession by documents of title or otherwise.

(iii) All books records, customer lists, supplier lists, ledgers, evidences of shipping invoices, purchase orders, sales orders, computer records, lists, software, programs, and all other such evidences of the Maker’s business records related to the Accounts, including all cabinets, drawers, etc. that may hold same, all whether now existing or hereafter arising or acquired.

(iv) All of the Maker’s tangible property of whatever nature or description, whether real or personal, now or hereafter used, owned, held or leases, including without limitation all furniture, fixtures, equipment, inventory and supplies.

(v) All of the Maker’s intangible property of whatever nature or description, including without limitation, all intellectual property, trade names, trademarks, service marks, computer programs (including source code and object code), patents and copyrights now owned or hereafter acquired and, specifically including, without limitation, the License (as defined in the Transaction Agreement).

(vi) All renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all the foregoing.

The Maker’s grant of such security interests to the Holder shall secure the payment and performance of the indebtedness, obligations and liabilities of the Maker to the Holder of every kind and description, direct and indirect, absolute and contingent, due or to become due, now existing or hereafter arising, that relate to this Note and the rights and remedies created hereunder, and all legal and other professional fees incurred in connection with any of the foregoing. The security interest granted to the Holder hereunder shall be prior to all other interests in the Collateral.

(b) The Maker hereby agrees that the Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of Texas. The Maker agrees that at any time, and from time to time, at the request of the Holder, the Maker shall execute and deliver (or cause to be executed and delivered) any and all such further instruments and/or documents (including without limitation, UCC-1 financing statements) as the Holder may consider reasonably necessary or desirable in order to effectuate, complete, perfect or preserve and maintain the lien created hereby. Upon any failure by the Maker to do so, the Holder may make, execute, record, file, re-record or refile any and all such instruments and documents for and in the name of the Maker; the Maker hereby irrevocably appoints the Holder as the agent and attorney-in-fact of the Maker to do so; and the Maker shall reimburse the Holder, on demand, for all costs and expenses incurred by the Holder in connection therewith, such amount being added to the indebtedness arising under the Note.

(c) The security interest created hereunder shall terminate upon the payment in full by the Maker to the Holder of any and all indebtedness, obligations and liabilities arising from, or in any way related to, the Note.

(d) Events of Default; Acceleration of Maturity. If an Event of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority), then, in addition to the remedies provided for elsewhere in this Note and without limitation thereof, at the option of the Holder exercised by written notice to the Maker, the Holder may (A) foreclose the liens and security interests created under this Note or under any other agreement relating to the Collateral, by any available judicial process, (B) enter any premises where any of the Collateral may be located for the purpose of taking possession or removing the same, and (C) sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker’s board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Holder, all at the sole option of the Holder and as the Holder, in its sole discretion, may deem advisable and to the extent permitted by law, the Holder may bid or become a purchaser at any such sale, and the Holder shall have the right, at its option, to apply or be credited with the amount of all or any part of the obligations owing by the Maker to the Holder under this Note, against the purchase price bid by the Holder at any such sale. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral (including, without limitation a sale where the Holder is the purchaser) shall be applied first to the expenses (including reasonable attorneys’ and other professional fees) of retaking, holding, storing, processing and preparing the Collateral for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all such obligations, application as to particular obligations or against principal or any interest to be in the sole discretion of the Holder. The Holder shall give the Maker at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral.

(e) Suits for Enforcement. In case any one or more of the Events of Default shall have occurred and be continuing, the Holder may proceed to protect and enforce rights of the Holder either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement in this Note or in aid of the exercise of any power granted in this Note, including without limitation, possession or foreclosure on the Collateral securing the Note, or the Holder may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Holder.

(f) Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(g) Remedies Not Waived. No course of dealing between the Maker and the Holder and no delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder.

(h) Notice of Action of Claimed Defaults. If a holder of other obligations of the Maker shall give any notice of a claimed default or event of default (as those terms may be defined in the relevant documentation) or shall take any other action with respect to a claimed default or event of default, immediately upon obtaining knowledge thereof, the Maker shall give the Holder written notice specifying such action and the nature and status of the claimed default or event of default.

5. Conversion

(a) Generally. The Holder shall have the right, exercisable at any time from and after the Maturity Date and prior to payment in full of the Principal Amount, to convert all or any portion of the Principal Amount then outstanding, plus all accrued but unpaid interest at the Default Interest Rate (the “Default Interest”), into shares of the Maker’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price (the “Conversion Price”) equal to $0.75 per share or, such lower price as shares of Common Stock are sold to investors in the Private Placement, subject to adjustment in accordance with Section 5(d) herein (the Common Stock underlying the Note being referred to herein as the “Shares”). If the Holder exercises its right to convert the Note into Shares pursuant to this Section 5, the Maker shall issue to the Holder on the date of such conversion a warrant (the “Warrant”) to purchase a number of shares of Common Stock equal to the number of Shares issuable upon such conversion of the Note, the terms of which shall be mutually agreeable to the parties; provided that the warrant shall have a five (5) year term and the exercise price shall be $0.75 per share (or such lower exercise price per share of Common Stock as may be afforded to investors in the Private Placement) with the ability of the Holder to exercise the warrant on a cashless basis.

(b) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner: upon any conversion of any portion of the outstanding Principal Amount of this Note, plus all accrued but unpaid Default Interest thereon: (i) the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit A and, if such conversion is for the entire outstanding Principal Amount due under this Note surrender and deliver this Note, duly endorsed, to the Maker’s office or such other address which the Maker shall designate against delivery of the certificates representing the Shares to be delivered; (ii) the Maker shall, within three (3) business days of receipt of the Notice of Conversion cause the Maker’s transfer agent to issue such required number of Shares as set forth in the Conversion Notice. The Holder shall not be required to physically surrender this Note to the Maker until all of the Principal Amount and accrued and unpaid interest under this Note have been converted into Shares or been paid in full, in which case, the Holder shall surrender this Note to the Maker for cancellation within three (3) business days of the date the final Notice of Conversion is delivered to the Maker. Partial conversions of this Note shall have the effect of lowering the outstanding Principal Amount due hereunder. The Holder and the Maker shall maintain records showing the number of Shares purchased and the date of such purchases. In the event of any dispute or discrepancy, the records of the Maker shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, the Principal Amount due hereunder at any given time may be less than the amount stated on the face hereof.

(c) Reservation of Common Stock. The Maker covenants that during the period the conversion right exists, the Maker will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock, free from preemptive rights, to provide for the issuance of Shares upon the full conversion of this Note and exercise of the Warrant. In addition, if the Maker shall issue any securities or make any change to its capital structure which would change the number of Shares into which the Note shall be convertible at the then current Conversion Price, the Maker shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note and exercise of the Warrant.

(d) Adjustments to Conversion Price.

(i) Adjustments for Stock Splits and Combinations and Stock Dividends. If the Maker shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Conversion Price shall be proportionately adjusted. Any adjustments under this Section 5(d)(i) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(ii) Merger Sale, Reclassification, etc. In case of any (A) consolidation or merger (including a merger in which the Maker is the surviving entity), (B) sale or other disposition of all or substantially all of the Maker’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Maker or of any reorganization of the Maker (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Note, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto.

(e) Elimination of Fractional Interests. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Maker be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

6. Legal Rate of Interest

Nothing herein contained shall be construed or so operate as to require payment of interest at a rate greater than the highest permitted rate under applicable law, or to make any payment or to do any act contrary to applicable law. To this end, if during the course of any litigation involving the enforceability of the obligations under this Note, a court having jurisdiction of the subject matter or of the parties to said litigation shall determine that either the original issue discount or default interest rate as set forth herein, or the effect of said discount or rate in relation to the particular circumstances of default resulting in said litigation, are separately or collectively usurious, then the original issue discount or interest rate set forth herein shall be reduced, or the operation and effect thereof ameliorated, to achieve the highest interest rate or charge which shall not be usurious.

7. Costs of Collection

The Maker agrees to pay to the Holder, in addition to the amounts due hereunder, all costs and expenses incurred by the Holder to collect any and all sums due under this Note, including the Holder’s attorneys’ fees, regardless of whether any action or proceeding is commenced. Further, the Maker agrees to pay all applicable documentary stamp taxes and intangible taxes applicable to this Note.

8. Binding Nature; Assignment

This Note shall bind the Maker and its principals, receivers, administrators, successors and assigns, and shall inure to the benefit of the Holder and principals, receivers, administrators, successors and assigns. This Note and the obligations hereunder may not be assigned by the Maker or assumed by another party without the prior specific written consent of the Holder. This Note and the entitlements hereunder may be assigned by the Holder without the consent of the Maker.

9. Waivers by Maker

The Maker hereby waives demand, presentment for payment, notice of protest, and notice of dishonor or nonpayment of this Note.

10. Notice

Any claim, notice, request, instruction or demand required to be given or elected to be given, in connection with this Note shall be in writing and sent via personal delivery or overnight courier or via email with confirmation of receipt, to the Maker or the Holder at the addresses set forth in the Loan Agreement, or such other address to be designated in writing by Maker or Holder.

11. Jury Trial Waiver

The Maker and the Holder each hereby knowingly and voluntarily waive trial by jury and the right thereto in any action or proceeding of any kind, arising under or out of, or otherwise related to or connected with this Note.

12. Governing Law; Mediation

This Agreement shall be governed by and construed under the laws of the State of Texas without regard to the choice of law principles thereof.

13. Complete and Voluntary Agreement

This Note, along with the Loan Documents, constitutes the entire understanding of the parties on the subjects covered. The Maker expressly acknowledges and warrants that he/she/it has read and fully understands the terms of this Note; that the Maker has had the opportunity to seek legal counsel of his/her/its own choosing and to have the terms of this Note fully explained to him/her/it; that the Holder has advised the Maker to consult with an attorney prior to signing this Note; that the Maker is not executing this Note in reliance on any promises, representations or inducements other than those contained herein; and that the Maker is executing this Note voluntarily, free of any duress or coercion. If there is any ambiguity between the terms and provisions of this Note and the Loan Documents, then the terms and provisions of the Note shall prevail and control such ambiguity.

14. Miscellaneous

(a) The Maker shall, upon the Holder’s written request, promptly make, execute and deliver to the Holder any and all further documents or instruments the Holder may consider necessary or desirable in order to effectuate, complete or perfect the Maker’s obligations under this Note.

(b) If any provision of this Note is held to be unenforceable for any reason, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the Maker and the Holder to the fullest extent possible. In any event, all other provisions of this Note shall be deemed valid and enforceable to the fullest extent possible.

15. Waiver of Trial by Jury

THE MAKER AND THE HOLDER (BY ACCEPTANCE OF THIS INSTRUMENT) HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the Maker has signed this Note as of the Funding Date first set forth above.

MAKER:

Victory Oilfield Tech, Inc.

By:	/s/ Kevin DeLeon
Name:	Kevin DeLeon
Title:	Chief Executive Officer

EXHIBIT A

VICTORY OILFIELD TECH, INC.

NOTE CONVERSION NOTICE

Reference is made to the Amended and Restated Secured Convertible Original Issue Discount Promissory Note in the original principal amount of $4,400,000 of Victory Oilfield Tech, Inc., a Nevada corporation (the “Maker”), issued to the undersigned (the “Note”).

In accordance with and pursuant to the terms of the Note, the undersigned hereby elects to convert the entire outstanding principal amount due and owing under the Note, together with all accrued but unpaid Default Interest thereon,] into shares of Common Stock, $0.001 par value per share, of the Maker (the “Common Stock”), by tendering the original of the Note for cancellation.

Please confirm the following information:

Principal Amount Outstanding under the Note: __________________________

[Accrued but unpaid Default Interest
under the Note: _________________________]

Conversion Price: _______________________

Number of Shares to be issued: _________________________

Please issue the Shares into which the Note is being converted in the following name and to the following address:

Issue to: ________________________

Address: ________________________
________________________
________________________

Name of Holder: ________________________

Signature of Holder: ________________________

Title: _____________________________

Date:_____________________________